Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report of Kelinda, INC. (the “Company”) on Form 10-Q for the quarter ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Petru Afanasenco, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

February 4, 2020                                                             By:               S/                 Petru Afanasenco

                                                                                  Name:                          Petru Afanasenco

                                                                                  Title:                           President, director, principal executive officer, principal financial officer,

                                                                                                                      principal accounting officer and controller